                           OFFER TO PURCHASE FOR CASH
                     ALL OUTSTANDING SHARES OF COMMON STOCK
                                       OF
                                 MARK VII, INC.
                                       AT
                              $23.00 NET PER SHARE
                                       BY
                          MSAS ACQUISITION CORPORATION
                          A WHOLLY OWNED SUBSIDIARY OF
                           MSAS GLOBAL LOGISTICS INC.
                     AN INDIRECT WHOLLY OWNED SUBSIDIARY OF
                                OCEAN GROUP PLC
---------------------------------------------------------
THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY
  TIME, ON THURSDAY, AUGUST 26, 1999, UNLESS THE OFFER IS EXTENDED.
--------------------------------------------------------------------------------

                                                                   July 29, 1999

To Our Clients:

    Enclosed for your consideration is an Offer to Purchase dated July 29, 1999 and the related Letter of Transmittal (which, together with any amendments or supplements thereto, collectively constitute the "Offer") relating to an offer by MSAS Acquisition Corporation, a Delaware corporation ("Purchaser") and a wholly owned subsidiary of MSAS Global Logistics Inc., a New York corporation ("Parent"), which is an indirect wholly owned subsidiary of Ocean Group, a public limited company organized under the laws of England and Wales ("Ocean Group"), to purchase all outstanding shares of common stock, $0.05 par value per share (collectively, the "Shares"), of Mark VII, Inc., a Delaware corporation (the "Company"), at a purchase price of $23.00 per Share, net to the seller in cash, without interest thereon, upon the terms and subject to the conditions set forth in the Offer. We are the holder of record of Shares held by us for your account. The Letter of Transmittal is furnished to you for your information only and cannot be used by you to tender Shares. A tender of Shares may be made only by us as the holder of record and pursuant to your instructions.

    If a stockholder desires to tender Shares pursuant to the Offer and such stockholder's certificates for Shares are not immediately available or time will not permit all required documents to reach the Depositary (as defined in the Offer to Purchase) prior to the Expiration Date (as defined in the Offer to Purchase), or the procedure for book-entry transfer cannot be completed on a timely basis, such Shares may nevertheless be tendered according to the guaranteed delivery procedures set forth in Section 2 of the Offer to Purchase. See Instruction 2 of the Letter of Transmittal. Delivery of documents to the Book-Entry Transfer Facility (as defined in the Offer to Purchase) in accordance with the Book-Entry Transfer Facility's procedures does not constitute delivery to the Depositary.

    We request instructions as to whether you wish to tender any or all Shares held by us for your account, pursuant to the terms and conditions set forth in the Offer.

    Your attention is directed to the following:

        1. The tender price is $23.00 per Share, net to the seller in cash, without interest thereon.

        2. The Offer is being made for all outstanding Shares.

        3. This Offer is being made pursuant to the terms of an Agreement and Plan of Merger, dated as of July 27, 1999 (the "Merger Agreement"), by and among the Company, Parent and Purchaser. The Merger Agreement provides, among other things, for the making of the Offer by Purchaser, and further provides that, following the purchase of Shares pursuant to the Offer and promptly after the satisfaction or waiver of certain conditions, Purchaser will be merged with and into the Company (the "Merger"). The Company will continue as the surviving corporation after the Merger and will be a wholly owned subsidiary of Parent.

        4. The Board of Directors of the Company has unanimously approved the Offer and the Merger and has determined that the terms of the Offer and the Merger are in the best interests of the stockholders of the Company, and unanimously recommends that stockholders of the Company accept the Offer and tender their Shares.

        5. The Offer and withdrawal rights will expire at 12:00 midnight, New York City time, on Thursday, August 26, 1999, unless extended.

        6. THE OFFER IS CONDITIONED UPON, AMONG OTHER THINGS, (1) THERE BEING VALIDLY TENDERED BY THE EXPIRATION DATE AND NOT WITHDRAWN A NUMBER OF SHARES WHICH, TOGETHER WITH ANY SHARES ON THE DATE SHARES ARE ACCEPTED FOR PAYMENT OWNED BY PARENT OR PURCHASER, CONSTITUTE AT LEAST A MAJORITY OF THE SHARES OUTSTANDING ON A FULLY-DILUTED BASIS AND (2) THE SATISFACTION OR WAIVER OF CERTAIN CONDITIONS TO THE OBLIGATIONS OF PURCHASER, PARENT AND THE COMPANY TO CONSUMMATE THE TRANSACTIONS CONTEMPLATED BY THE MERGER AGREEMENT, INCLUDING RECEIPT BY PURCHASER, PARENT AND THE COMPANY OF CERTAIN GOVERNMENTAL AND REGULATORY APPROVALS.

        7. Stockholders who tender Shares will not be obligated to pay brokerage commissions or, except as set forth in Instruction 6 of the Letter of Transmittal, transfer taxes on the purchase of Shares by Purchaser pursuant to the Offer.

    The Offer is made solely by the Offer to Purchase and the related Letter of Transmittal and any supplements or amendments thereto. The Purchaser is not aware of any state where the making of the Offer is prohibited by administrative or judicial action pursuant to any valid state statute. If the Purchaser becomes aware of any valid state statute prohibiting the making of the Offer or the acceptance of Shares pursuant thereto, the Purchaser will make a good faith effort to comply with such state statute. If, after such good faith effort, the Purchaser cannot comply with such state statute, the Offer will not be made to (nor will tenders be accepted from or on behalf of) the holders of Shares in such state. In any jurisdiction where the securities, blue sky or other laws require the Offer to be made by a licensed broker or dealer, the Offer shall be deemed to be made on behalf of the Purchaser by the Dealer Manager (as defined in the Offer to Purchase) or one or more registered brokers or dealers which are licensed under the laws of such jurisdiction.

    If you wish to have us tender any or all of your Shares, please so instruct us by completing, signing and returning the form set forth on page 3. Your instructions to us should be forwarded in ample time to permit us to submit a tender on your behalf prior to the expiration of the Offer.

                          INSTRUCTIONS WITH RESPECT TO
                         THE OFFER TO PURCHASE FOR CASH
                     ALL OUTSTANDING SHARES OF COMMON STOCK
                                       OF
                                 MARK VII, INC.
                                       AT
                              $23.00 NET PER SHARE
                                       BY
                          MSAS ACQUISITION CORPORATION
                          A WHOLLY OWNED SUBSIDIARY OF
                           MSAS GLOBAL LOGISTICS INC.
                     AN INDIRECT WHOLLY OWNED SUBSIDIARY OF
                                OCEAN GROUP PLC

    The undersigned acknowledge(s) receipt of your letter and the enclosed Offer to Purchase, dated July 29, 1999, of MSAS Acquisition Corporation, a Delaware corporation ("Purchaser") and a wholly owned subsidiary of MSAS Global Logistics Inc., a New York corporation which is an indirect wholly owned subsidiary of Ocean Group plc, a public limited company organized under the laws of England and Wales, and the related Letter of Transmittal (which, together with any amendments or supplements thereto, collectively constitute the "Offer"), relating to shares of common stock, $0.05 par value per share (collectively, the "Shares"), of Mark VII, Inc., a Delaware corporation.

    This will instruct you to tender to Purchaser the number of Shares indicated below (or, if no number is indicated below, all Shares) held by you for the account of the undersigned, on the terms and subject to the conditions set forth in the Offer.

NUMBER OF SHARES TO BE TENDERED:               SIGN HERE

SHARES
                                                               Signature(s)

Account Number:
                                               Please print name(s) here

                                               Please print address(es) here

                                               Area Code and Telephone Number

Dated: , 1999
                                               Tax Identification or Social Security Number

------------------------

* Unless otherwise indicated, it will be assumed that all of your Shares held by us for your account are to be tendered.

                                       3